For Immediate Release

FIRST CAPITAL, INC.
ANNOUNCES DATE OF ANNUAL MEETING

Corydon, Indiana. February 8, 2013. — First Capital, Inc. (Nasdaq: FCAP) today announced that its annual meeting of stockholders will be held on Wednesday, May 22, 2013.

First Harrison Bank currently has thirteen offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Hardinsburg, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem and Lanesville. Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.firstharrison.com. First Harrison Bank, through its business arrangement with Lincoln Investments, member SIPC, continues to offer non FDIC insured investments to complement the Bank's offering of traditional banking products and services.

Contact:                 M. Chris Frederick
Chief Financial Officer
First Capital, Inc.
200 Federal Drive, N.W.
Corydon, Indiana 47112
(812) 738-2198, ext. 234